Exhibit 32.2

SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this annual report on Form 10-K of Thor Industries, Inc. for the period ended July 31, 2011, I, Christian G. Farman, Chief Financial Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-K for the period ended July 31, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-K for the period ended July 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

Date: September 28, 2011

/S/ CHRISTIAN G. FARMAN
Christian G. Farman
Senior Vice President, Treasurer and Chief Financial Officer
(Principal financial and accounting officer)